EXHIBIT 3.29

ARG SERVICES, INC.

BYLAWS

ARTICLE I

Offices

                    SECTION 1. Registered Office in Colorado. The registered office of the Corporation (as defined in Article IX below) in the State of Colorado shall be located at 1560 Broadway, Suite 2090, in the City of Denver, County of Denver, and the name of the resident agent in charge thereof shall be Corporation Service Company.

                    SECTION 2. Executive Offices. The Corporation shall maintain an executive office in Atlanta, Georgia, or such other location as the Board of Directors shall determine.

                    SECTION 3. Other Offices. In addition to the registered office in the State of Colorado and the principal executive office, the Corporation may have offices at such other places within and without the State of Colorado as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Meeting of Shareholders

                    SECTION 1. Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with the Articles of Incorporation (as defined in Article IX below) and these Bylaws shall be held on the date and at the time fixed from time to time within thirteen (13) months after the date of the preceding annual meeting by the Board of Directors, by a resolution adopted by the affirmative vote of a majority of the total number of directors determined from time to time by the Board of Directors pursuant to a resolution adopted pursuant to Section 3 of Article III of these Bylaws. The annual meeting of shareholders of the Corporation shall not be called or held otherwise than as provided in the Articles of Incorporation or in these Bylaws.

                    SECTION 2. Special Meeting. Special meetings of shareholders of the Corporation may be called only at the direction of the President or the Board of Directors.

                    SECTION 3. Place of Meeting. Annual and special meetings of shareholders of the Corporation shall be held at the principal executive office of the Corporation or at any other place within or without the United States as may be specified in the notice of the meeting.

                    SECTION 4. Notice of Meetings. Notice of every meeting of shareholders of the Corporation, annual or special, stating the time, place, if any, and, for special meetings, in general terms, the purpose or purposes thereof, shall be given by the President or the Secretary of the Corporation to each shareholder of record entitled to vote at the meeting. Notice of the time, place, if any, and purposes of any annual or special meeting of shareholders may be dispensed with if every shareholder entitled to notice of and to vote at such meeting shall attend, either in person or by proxy, or if every absent shareholder entitled to such notice and vote shall, in a writing or writings or by electronic transmission filed with the records of the meeting either before or after the holding thereof, waive such notice.

                    SECTION 5. Means of Giving Notice. A notice of any annual or special meeting of shareholders of the Corporation may be given either personally or by mail or other means of written communication, charges prepaid, addressed to the shareholder at such shareholder’s address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. Notices given to shareholders may be given by electronic transmission in the manner provided by law.

                    SECTION 6. Time of Notice. Any required notice of any meeting of shareholders of the Corporation shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

                    SECTION 7. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) or less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

                    A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                    In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Colorado Business Corporation Act, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 14 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Colorado Business Corporation Act with respect to the proposed action by written consent of the shareholders, the record date for determining shareholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                    SECTION 8. List of Shareholders. A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of such shareholder, shall be open to the examination of any such shareholder in the manner provided by law.

                    The shareholder list shall also be open to the examination of any shareholder during the meeting as provided by law.

                    SECTION 9. Quorum. At any meeting of shareholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with the Articles of Incorporation and these Bylaws and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by shareholders; provided, however, that the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of directors. The shareholders present at any duly organized meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum.

                    SECTION 10. Adjournment. Any meeting of shareholders of the Corporation may be adjourned from time to time, without notice other than by announcement at the meeting by the chairman of the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

                    SECTION 11. Organization. At every meeting of shareholders of the Corporation, the Chairman and Chief Executive Officer or, in the absence of such officer, the President and Chief Operating Officer or, in the absence of both such officers, such individual as shall have been designated by the Chairman and Chief Executive Officer, or if such officer has not done so, then by the President and Chief Operating Officer, or if such officer has not done so, by a resolution adopted by the affirmative vote of a majority of the Board of Directors, shall act as chairman of the meeting. The Secretary of the Corporation or, in the absence of such officer, an Assistant Secretary in attendance or, in the absence of the Secretary and an Assistant Secretary, an individual appointed by the chairman of the meeting shall act as secretary of the meeting and keep a record of the proceedings of the meeting.

                    SECTION 12. Agenda and Rules of Order. The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of any meeting of shareholders of the Corporation and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

                    SECTION 13. Conduct of Business at Meetings. Except as otherwise provided by law, at any annual or special meeting of shareholders only such business shall be conducted as shall have been properly brought before the meeting. Except as otherwise provided in this Article II or in the Articles of Incorporation, in order to be properly brought before the meeting, such business must have either been:

          (A) specified in the written notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors; or

          (B) brought before the meeting at the direction of the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the Board of Directors.

                    SECTION 14. Shareholder Action by Consent. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected at an annual or special meeting of shareholders or by the consent in writing of such shareholders or any of them, which writing shall be filed with the minutes of proceedings of the shareholders. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder shall be deemed to be in writing for purposes of this section to the extent permitted by law.

ARTICLE III
Board of Directors

                    SECTION 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                    SECTION 2. Qualification of Director. Each director shall be at least eighteen (18) years of age. Directors need not be shareholders of the Corporation.

                    SECTION 3. Number of Directors. The Board of Directors shall consist of not fewer than two (2) nor more than fifteen (15) individuals, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office.

                    SECTION 4. Election and Term of Office. The members of the Board of Directors shall be elected by the shareholders at the annual meeting of shareholders and each director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

                    SECTION 5. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, retirement, disqualification or removal or any other cause (including an increase in the number of directors) may be filled solely by resolution adopted by the affirmative vote of a majority of the directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining director. Any new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of the director for which the vacancy occurred. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

                    SECTION 6. Resignation of Directors. Any director may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, shall take effect at the time of its receipt by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, but no resignation shall discharge any accrued obligation or duty of a director.

                    SECTION 7. Removal of Directors. A duly elected director of the Corporation may be removed from such position, with or without cause, only by the affirmative vote of the holders of two-thirds (2/3) of the voting power of the outstanding capital stock of the Corporation entitled to vote in the election of directors, voting as a single class.

                    SECTION 8. Quorum of Directors. Except as otherwise required by law or by the Articles of Incorporation or by these Bylaws, (i) a majority of the directors in office at the time of a duly assembled meeting shall constitute a quorum and be sufficient for the transaction of business, and (ii) any act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors.

                    SECTION 9. Place of Meeting. Subject to the provisions of Section 10 of this Article III, the Board of Directors may hold any meeting at such place or places within or without the State of Colorado as it may determine.

                    SECTION 10. Organization Meeting. After each annual meeting of shareholders of the Corporation, the Board of Directors shall meet immediately at the place where such meeting of shareholders was held for the purpose of organization, election of Executive Officers (as defined in Section 1 of Article V), and the transaction of other business.

                    SECTION 11. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Colorado as the Board of Directors shall from time to time determine.

                    SECTION 12. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or any two directors, and any such meeting shall be held at such time and at such place within or without the State of Colorado as shall be specified in the notice of meeting.

                    SECTION 13. Notice of Meetings. Subject to the provisions of Section 10 of this Article III, notice of the place, day and hour of every meeting of the Board of Directors shall be given to each director by mailing such notice at least two (2) days before the meeting to his or her last known address or by personally delivering, telegraphing or telephoning such notice to him or her at least twenty-four (24) hours before the meeting.

                    SECTION 14. Organization. The Chairman and Chief Executive Officer or, in the absence of such officer, the President and Chief Operating Officer shall call meetings of the Board of Directors to order and shall act as the chairman thereof. In the absence of the Chairman and Chief Executive Officer and the President and Chief Operating Officer, a majority of the directors present may elect as chairman of the meeting any director present. The Secretary of the Corporation or, in the absence of such officer, an Assistant Secretary in attendance or, in the absence of the Secretary and an Assistant Secretary, an individual appointed by the chairman of the meeting shall act as a secretary of the meeting and keep a record of the proceedings of the meeting.

                    SECTION 15. Order of Business. Unless otherwise determined by the Board of Directors the order of business and rules of order at any meeting of the Board of Directors shall be determined by the chairman of the meeting.

                    SECTION 16. Adjournment. Any meeting of the Board of Directors may be adjourned from time to time by a majority of the directors present, whether or not they shall constitute a quorum, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting.

                    SECTION 17. Action by Board of Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                    SECTION 18. Action by Conference Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such a meeting.

                    SECTION 19. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such compensation as the Board of Directors shall from time to time determine, together with reimbursement for reasonable expenses incurred by him or her in attending meetings of the Board of Directors. Each director who shall serve as a member of any committee of the Board of Directors, in consideration of his or her serving as such, shall be entitled to such additional compensation as the Board of

Directors shall from time to time determine, together with reimbursement for reasonable expenses incurred by him or her in attending meetings of such committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV
Committees of Directors

                    SECTION 1. Committees. The Board of Directors may appoint one or more committees, which may include as members directors only or directors and non-directors, as the Board of Directors may from time to time consider desirable, and such committees shall have such powers and duties as the Board of Directors shall determine and as shall be specified in the resolution of appointment; provided, however, that the powers and duties of any such committee whose members shall include non-directors shall be limited to making recommendations to the Board of Directors.

                    SECTION 2. Committee Vacancies. Any member of a committee appointed pursuant to this Article IV shall serve at the pleasure of the Board of Directors, which Board shall have the power at any time to remove any member, with or without cause, and to fill vacancies in the membership of a committee. No committee appointed pursuant to this Article IV shall have the power to fill any vacancy in the membership of such committee. Any committee appointed pursuant to Section 1 of this Article IV shall exist at the pleasure of the Board of Directors, which Board shall have the power at any time to change the powers and duties of any such committee or to dissolve it.

                    SECTION 3. Committee Meetings. Regular meetings of a committee appointed pursuant to this Article IV shall be held at such times and at such places within or without the State of Colorado as the Board of Directors or the committee shall from time to time determine, and no notice of such regular meetings shall be required. Special meetings of any committee may be called by the chairman of such committee or by the Chairman and Chief Executive Officer or by the President and Chief Operating Officer, and shall be called by the Secretary of the Corporation on the written request of any member of such committee. Notice of a special meeting of any committee shall be given to each member thereof by mailing such notice at least forty-eight (48) hours, or by personally delivering, telegraphing or telephoning the same at least eighteen (18) hours, before the meeting. It shall not be requisite for the validity of any meeting of any committee that notice thereof shall have been given to any committee member who is present at the meeting or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof. The majority of the members of a committee shall constitute a quorum for the transaction of committee business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. A committee shall keep regular minutes of its meetings and all action taken or resolutions adopted shall be reported to the Board of Directors at the meeting of the Board next following such action.

ARTICLE V
Officers

                    SECTION 1. Executive Officers. At the organization meeting of the Board of Directors following the annual meeting of shareholders, the Board of Directors shall elect as executive officers of the Corporation a Chairman and Chief Executive Officer, a President and Chief Operating Officer, a Secretary and a Treasurer, and may elect as executive officers of the Corporation one or more Chairmen Emeriti, Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. All such executive officers elected by the Board of Directors are referred to in these Bylaws as “Executive Officers.” The Board of Directors may from time to time appoint such other officers and agents of the Corporation as the interests of the Corporation may require and may fix their duties and terms of office. To the extent permitted by law, any number of offices may be held by the same person.

                    SECTION 2. Other Officers. In addition to the Executive Officers elected by the Board of Directors pursuant to Section 1 of this Article V, the Chairman and Chief Executive Officer and the President and Chief Operating Officer may from time to time appoint such other officers of the Corporation, including, Vice Presidents, Assistant Vice Presidents, Staff Vice Presidents, Assistant Secretaries, Assistant Treasurers and Controllers, as the interests of the Corporation may require (the “Other Officers”); provided, however, that no Other Officer may be appointed to the office of Chairman Emeritus, Vice Chairman, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Secretary or Treasurer. Each appointment of an Other Officer shall be in writing and shall set forth the duties of the Other Officer being appointed and, subject to Section 3 of this Article V, such officer’s term of office.

                    SECTION 3. Term of Office. Each Executive Officer shall hold office until the organization meeting of the Board of Directors following the annual meeting of shareholders next succeeding such officer’s election and until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, retirement or removal. Each Other Officer shall hold office for a term to be decided by the appointing Chairman and Chief Executive Officer or President and Chief Operating Officer, as the case may be; provided, however, that no such term shall be for a period longer than the term of office of the appointing Chairman and Chief Executive Officer or President and Chief Operating Officer.

                    SECTION 4. Removal of Officers. Any Executive Officer or Other Officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any Other Officer may be removed from office at any time with or without cause by the Chairman and Chief Executive Officer or President and Chief Operating Officer.

                    SECTION 5. Vacancies. A vacancy in any Executive Office or Other Office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any Other Office arising from any cause may be filled for the unexpired portion of the term by the Chairman and Chief Executive Officer or President and Chief Operating Officer.

                    SECTION 6. Compensation of Officers. The salaries or compensation, if any, of the Executive Officers shall be fixed by the Board of Directors or the Compensation Committee of the Board of Directors, if their be one. The salaries or compensation of the Other Officers and division officers, if there be any, may be fixed from time to time by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                    SECTION 7. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be Chairman of the Board of Directors and of the Executive Committee, if any, shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of the business and affairs of the Corporation with power and authority, when acting in the ordinary course of business of the Corporation, in the name and on behalf of the Corporation and under its seal attested by the Secretary or an Assistant Secretary of the Corporation, or otherwise, to (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver all stocks, bonds, evidence of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Corporation, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Corporation; provided, however, that no borrowing pursuant to this clause (v) shall have an original maturity of more than one year. Such officer shall preside at all meetings of shareholders of the Corporation and the Board of Directors at which such officer is present. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chairman and Chief Executive Officer, or are delegated to such officer from time to time by the Board of Directors or are or may at any time be authorized or required by law.

                    SECTION 8. Chairman Emeritus and Vice Chairmen of the Board. The Chairman Emeritus and Vice Chairmen of the Board, if there be any, shall be members of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                    SECTION 9. President and Chief Operating Officer. The President and Chief Operating Officer shall be a member of the Board of Directors and of the Executive Committee, if any, shall be the chief operating officer of the Corporation responsible for directing, administering and coordinating the business operations of the Corporation in accordance with policies, goals and objectives established by the Board of Directors and the Chairman and Chief Executive Officer with power and authority, when acting in the ordinary course of business of the Corporation, in the name and on behalf of the Corporation and under its seal attested by the Secretary or an Assistant Secretary of the Corporation, or otherwise, to, (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Corporation, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from banks and other financial institutions, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Corporation; provided, however, that no borrowing pursuant to this clause (v) shall have an original maturity of more than one year. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of President and Chief Operating Officer or which are delegated to such officer by the Board of Directors or the Chairman and Chief Executive Officer. In the absence of the Chairman and Chief Executive Officer, the President and Chief Operating Officer shall perform all duties and may exercise all powers of the Chairman and Chief Executive Officer and shall preside at meetings of shareholders of the Corporation and the Executive Committee.

                    SECTION 10. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents Elected by the Board. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents elected by the Board of Directors pursuant to Section 1 of this Article V, if there be any, shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                    SECTION 11. Secretary. The Secretary shall record the proceedings of all meetings of shareholders of the Corporation and of the Board of Directors which such officer attends in a book or books to be kept for that purpose. Such officer shall attend to the giving and serving of all notices on behalf of the Corporation, shall have custody of the records and the seal of the Corporation and shall affix the seal to any instrument which requires the seal of the Corporation. Such officer shall, in general, perform all the duties and functions incident to the office of Secretary and shall also perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                    SECTION 12. Treasurer. The Treasurer shall have custody and control of all funds and securities of the Corporation, except as otherwise provided by the Board of Directors. Such officer shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books to be kept for that purpose, shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall render to the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the Board of Directors, whenever any of them may require it, an account of all such officer’s transactions as Treasurer and an account of the financial condition of the Corporation. Such officer shall also perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                    SECTION 13. Powers and Duties of Other Officers. The Other Officers shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

ARTICLE VI
Capital Stock

                    SECTION 1. Certificates. Each shareholder of the Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by the President, an Executive Vice President or a Senior Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares of stock of the Corporation owned by such shareholder. Any or all of the signatures on the certificates may be a facsimile.

                    In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, Transfer Agent or Registrar at the date of issue.

                    All certificates of each class or series shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Every certificate shall certify the name of the Person owning the shares represented thereby, with the number of shares and the date of issue. The names and addresses of all Persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in the books of the Corporation kept for that purpose by the proper officers, agents or employees of the Corporation.

                    The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Persons, whether or not it has actual or other notice thereof, except as provided by law.

                    SECTION 2. Cancellation of Certificates. All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and cancelled.

                    SECTION 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the Person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such Person’s legal representative, advertise the same in such manner as the Board shall require and/or give the Corporation and its Transfer Agent or Agents, Registrar or Registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation and its Transfer Agent or Agents, Registrar or Registrars, and that the owner requesting such new certificate or certificates obtain a final order or decree of a court of competent jurisdiction as such owner’s right to receive such new certificate or certificates.

                    SECTION 4. Transfer of Shares. Shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

                    SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more Transfer Agents and one or more Registrars of its stocks, whose respective duties the Board of Directors may define from time to time. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by the Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

ARTICLE VII
Contracts, Checks, Drafts, Proxies

                    SECTION 1. Execution of Contracts. The Board of Directors may authorize any Executive or Other Officer, agent or employee of the Corporation to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no Executive or Other Officer, agent or employee except the Chairman and Chief Executive Officer and the President and Chief Operating Officer shall have any power or authority to bind the Corporation by any contract or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

                    SECTION 2. Loans. Except as otherwise provided in these Bylaws, no loan shall be contracted in the name or on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, or on its behalf, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized, the Executive or Other Officer, agent or employee thereunto authorized may effect loans and advances at any time for the Corporation from any Person (including any bank, trust company or other institution) and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

                    SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or such other Executive Officer or Other Officer, agent, attorney, or employee of the Corporation as shall from time to time be determined by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                    SECTION 4. Proxies in Respect of Securities of Other Corporations. The Chairman and Chief Executive Officer, the President and Chief Operating Officer and such other Executive or Other Officers as are designated by the Chairman and Chief Executive Officer or the President and Chief Operating Officer are authorized to vote by casting a ballot in person or by voting by proxy on behalf of the Corporation the shares owned by the

Corporation of the stock or other securities in any other Corporation at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation.

ARTICLE VIII
Indemnification

                    The Corporation shall, and by reason of the enactment of this By-Law hereby does, indemnify each and every individual (including his or her heirs, executors and assigns) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, Executive Officer or Other Officer of the Corporation, or, while a director, Executive Officer or Other Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter as “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding, to the full extent that it has the power to do so under Colorado Law. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation or under any agreement, contract of insurance, vote of shareholders or disinterested directors, or otherwise, or of the broader power of the Corporation to indemnify a director, Executive Officer, Other Officer, employee or agent of the Corporation as authorized by Colorado Law.

ARTICLE IX
Definitions

          For purposes of these Bylaws, the following terms shall have the meanings set forth below:

          “Articles of Incorporation” shall mean the Articles of Incorporation of the Corporation, as from time to time amended.

          “Corporation” shall mean ARG Services, Inc.

          “Colorado Law” shall mean the Business Corporation Act of the State of Colorado, as amended from time to time.

          “Executive Officers” shall have the meaning set forth in Section 1 of Article V of these Bylaws.

          “Indemnitee” shall have the meaning set forth in Section 1 of Article VIII of these Bylaws.

          “Other Officer” shall have the meaning set forth in Section 2 of Article V of these Bylaws.

          “Person” shall mean any individual, firm, corporation or other entity.

          “Proceeding” shall have the meaning set forth in Section 1 of Article VIII of these Bylaws.

          “Voting Shares” shall mean any issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE X
Miscellaneous

                    SECTION 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Colorado as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

                    SECTION 2. Dividends and Reserves. The Board of Directors, from time to time, may determine whether any, and, if any, what part of the net profits of the Corporation, or of its net assets in excess of its capital, available therefore pursuant to law and the Articles of Incorporation, shall be declared by it as dividends on the stock of the Corporation. The Board of Directors, in its discretion, in lieu of declaring any such dividend, may use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation or for any other lawful purpose which it may think conducive to the best interests of the Corporation.

                    SECTION 3. Seal. The corporate seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year and state of its incorporation.

                    SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end on the Sunday that is closest to December 31 of each year unless the Board of Directors shall determine otherwise.

ARTICLE XI
Amendments

          All Bylaws of the Corporation shall be subject to alteration, amendment or repeal, in whole or in part, and new Bylaws not inconsistent with Colorado Law or any provision of the Articles of Incorporation may be made by a vote of two-thirds of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any Bylaws made, amended or repealed by the Board of Directors may be amended or repealed, and any Bylaws may be made, by the shareholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.